Clarivate Reports Second Quarter 2026 Results
— Delivers continued progress on strategic and financial priorities through Value Creation Plan —
— Sharpens focus and enhances financial profile with previously announced Life Sciences &
Healthcare segment divestiture —
— Reaffirms 2026 financial outlook —
London, UK -- July 29, 2026 Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a leading global provider of transformative intelligence, today reported results for the second quarter ended June 30, 2026.
Executive Commentary
Matti Shem Tov, Chief Executive Officer:
“The Value Creation Plan continues to drive meaningful progress, as we execute against our strategic priorities and strengthen Clarivate’s foundation for organic growth acceleration. During the quarter, we expanded organic recurring revenue, advanced our AI innovation roadmap, maintained disciplined cost management, and strengthened our balance sheet through deleveraging. Together, with the recently announced divestiture of the
Life Sciences & Healthcare segment, these actions are creating a more focused company with greater financial flexibility, a higher recurring revenue mix, and a clear path to deliver long-term value to shareholders.”
Jonathan Collins, Executive Vice President and Chief Financial Officer:
“Our second quarter results reflect continued financial discipline and execution. In the first half of 2026, we expanded our profit margin and reduced debt by more than $200 million through strong free cash flow generation and opportunistic debt repurchases. Combined with our reaffirmed full-year outlook, these results demonstrate the resilience of our business model and our commitment to strengthening Clarivate’s financial profile while maintaining the flexibility to invest in our highest-value growth opportunities.”
Second Quarter 2026 Results
Total revenues were $587.3 million, compared to total revenues of $621.4 million for the second quarter of 2025, primarily due to inorganic divestitures and disposals. Organic revenues decreased 1.5% as organic subscription growth of 0.7% was offset by lower organic transactional revenues.
Organic ACV grew 1.5% compared to June 30, 2025, reflecting continued progress toward a more sustainable, subscription-led revenue base.
Net loss was $268.6 million, or $0.42 per diluted share, compared to a net loss of $72.0 million, or $0.11 per diluted share, for the second quarter of 2025, driven by a $221.7 million non-cash goodwill impairment charge.
Adjusted net income was $123.1 million, or $0.19 per diluted share, compared to $123.3 million, or $0.18 per diluted share, for the second quarter of 2025. Adjusted EBITDA was $247.2 million, compared to Adjusted
EBITDA of $261.6 million for the second quarter of 2025.
First Half 2026 Results
Total revenues were $1,172.8 million, compared to total revenues of $1,215.1 million for the first six months of
2025, primarily due to inorganic divestitures and disposals. Organic revenues decreased 0.4%, as a 0.7% increase in organic recurring revenues (subscription and re-occurring) was offset by lower organic transactional revenues.
Net loss was $308.8 million, or $0.48 per diluted share, compared to a net loss of $175.9 million, or $0.26 per diluted share, for the first six months of 2025, driven by a $221.7 million non-cash goodwill impairment charge in the second quarter of 2026. Adjusted net income was $242.4 million, or $0.38 per diluted share, compared to
$219.1 million, or $0.32 per diluted share, for the first six months of 2025. Adjusted EBITDA was $488.4 million, compared to Adjusted EBITDA of $494.8 million for the first six months of 2025.
Clarivate generated $233.4 million of operating cash flow and $122.9 million of free cash flow during the first six months of 2026.

Selected Financial Information

(In millions, except percentages and per share data), (unaudited)	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2026	2025	$	%	2026	2025	$	%
Revenues	$587.3	$621.4	$(34.1)	(5.5)%	$1,172.8	$1,215.1	$(42.3)	(3.5)%

Net income (loss)	$(268.6)	$(72.0)	$(196.6)	N/M	$(308.8)	$(175.9)	$(132.9)	(75.6)%
Adjusted net income(1)	$123.1	$123.3	$(0.2)	(0.2)%	$242.4	$219.1	$23.3	10.6%
Adjusted EBITDA(1)	$247.2	$261.6	$(14.4)	(5.5)%	$488.4	$494.8	$(6.4)	(1.3)%

Diluted EPS	$(0.42)	$(0.11)	$(0.31)	N/M	$(0.48)	$(0.26)	$(0.22)	(84.6)%
Adjusted diluted EPS(1)	$0.19	$0.18	$0.01	5.6%	$0.38	$0.32	$0.06	18.8%

Net cash provided by operating activities	$98.7	$116.3	$(17.6)	(15.1)%	$233.4	$287.5	$(54.1)	(18.8)%
Free cash flow(1)	$44.0	$50.3	$(6.3)	(12.5)%	$122.9	$160.6	$(37.7)	(23.5)%
Second Quarter 2026 Commentary
Subscription revenues decreased $2.4 million, or 0.6%, to $403.3 million, primarily due to product group wind-
downs within LS&H. Organic subscription revenues increased 0.7%, primarily due to new sales and price increases.
Re-occurring revenues increased $0.4 million, or 0.4%, to $109.3 million, primarily due to foreign exchange benefit.
Recurring revenues, which consist of subscription and re-occurring revenues, increased 0.5% organically.
Transactional revenues decreased $32.1 million, or 30.1%, to $74.7 million, primarily due to product group wind-
downs within A&G. Organic transactional revenues decreased 15.7%, primarily due to lower activity across all segments, driven in part by customer migrations to subscription offerings.
Balance Sheet and Cash Flow
As of June 30, 2026, cash and cash equivalents of $217.7 million decreased $111.5 million compared to
December 31, 2025.
Total debt outstanding was $4,251.5 million as of June 30, 2026, a decrease of $218.4 million compared to the prior year, driven by a $100.0 million accelerated debt repayment completed in January 2026, fully redeeming the senior secured notes due November 2026, as well as the retirement of $117.6 million aggregate principal of the senior secured notes due 2028 and senior notes due 2029 through a series of debt repurchases at an approximate
6% discount to par.
Net cash provided by operating activities for the first six months of 2026 was $233.4 million compared to $287.5 million in the prior year period. Free cash flow for the first six months of 2026 was $122.9 million compared to
$160.6 million in the prior year period.

Reaffirms outlook for 2026 (forward-looking statement)
The full year outlook presented below assumes no further acquisitions, divestitures, or unanticipated events.

Full Year 2026 Outlook
ACV Organic Growth	2.0% to 3.0%
Recurring Organic Revenue Growth	0.75% to 2.25%
Revenues, Including Discontinued Operations(1)	$2.30B to $2.42B
Adjusted EBITDA(1)	$980M to $1.04B
Adjusted EBITDA Margin(1)	42.0% to 43.5%
Adjusted Diluted EPS(1)(2)	$0.70 to $0.80
Free Cash Flow(1)	$365M to $435M
Notes to press release
(1) Non-GAAP measure. Please see “Reconciliations to Certain Non-GAAP Measures” in this release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.
(2) Adjusted diluted EPS for 2026 is calculated based on approximately 650 million fully diluted adjusted weighted average ordinary shares outstanding.
Conference Call and Webcast
Clarivate will host a conference call and webcast today to review the results for the second quarter at 9:30 a.m.
Eastern Time. The webcast is open to all interested parties and may include forward-looking information.
The live webcast of the earnings call will be accessible through the investor relations section of the Company’s website. To join the webcast please visit https://events.q4inc.com/attendee/248169870.
Interested parties may access the live audio broadcast. U.S. participants may call 833-461-5787; international participants may call +1 585-542-9983 (long-distance charges will apply). The conference ID number is
248169870.
A replay of the webcast will also be available on https://ir.clarivate.com beginning two hours after the conclusion of the live call and will remain available for one year.
Use of Non-GAAP Financial Measures
This release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income,
Adjusted diluted EPS, Free cash flow, and Revenues, including discontinued operations. Non-GAAP financial measures are not recognized terms under GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures internally in our operational and financial decision-making, to assess the operating performance of our business, to assess performance for employee compensation purposes, and to decide how to allocate resources. We believe that such measures allow us to focus on what we deem to be more reliable indicators of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Further, these measures can be useful in evaluating our performance against our peer companies because we believe they provide users with valuable insight into key components of our GAAP financial disclosure. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.
Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of
1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the divestiture of our
Life Sciences & Healthcare business or any other strategic transactions we may explore, the anticipated use of proceeds from the divestiture of our Life Sciences & Healthcare business, anticipated cost savings or other benefits, results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, prospects, growth and shareholder value, strategies, and the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,”
“plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology.
Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk
Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange
Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.
About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property, and Life
Sciences & Healthcare. For more information, please visit www.clarivate.com.

Condensed Consolidated Balance Sheets – Unaudited

(In millions)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash	$217.7	$329.2
Accounts receivable, net	827.9	821.7
Prepaid expenses	107.1	94.2
Other current assets	61.5	64.9
Total current assets	1,214.2	1,310.0
Property and equipment, net	49.5	52.7
Other intangible assets, net	7,734.3	8,008.1
Goodwill	1,344.9	1,566.7
Other non-current assets	86.5	68.1
Deferred income taxes	17.9	17.2
Operating lease right-of-use assets	38.8	46.6
Total assets	$10,486.1	$11,069.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$152.9	$150.6
Accrued compensation	99.0	146.7
Accrued expenses and other current liabilities	268.5	273.0
Current portion of deferred revenues	897.0	878.6
Current portion of operating lease liability	16.7	18.4
Current portion of long-term debt	1.6	101.5
Total current liabilities	1,435.7	1,568.8
Long-term debt	4,209.3	4,321.5
Other non-current liabilities	75.8	86.2
Deferred income taxes	197.9	212.1
Operating lease liabilities	29.9	37.9
Total liabilities	5,948.6	6,226.5
Commitments and contingencies
Shareholders' equity:
Ordinary Shares, no par value; unlimited shares authorized; 639.7 and 640.7 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	12,815.2	12,810.6
Accumulated other comprehensive loss	(454.3)	(453.1)
Accumulated deficit	(7,823.4)	(7,514.6)
Total shareholders' equity	4,537.5	4,842.9
Total liabilities and shareholders' equity	$10,486.1	$11,069.4

Condensed Consolidated Statements of Operations – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2026	2025	2026	2025
Revenues	$587.3	$621.4	$1,172.8	$1,215.1
Operating expenses:
Cost of revenues	185.5	203.6	377.6	410.6
Selling, general and administrative costs	181.6	181.1	357.9	359.5
Depreciation and amortization	185.7	190.9	369.7	376.3
Goodwill and intangible asset impairments	221.7	–	221.7	–
Restructuring costs	12.1	9.3	24.1	34.0
Other operating expense (income), net	0.9	29.6	(8.2)	48.6
Total operating expenses	787.5	614.5	1,342.8	1,229.0
Income (loss) from operations	(200.2)	6.9	(170.0)	(13.9)
Interest expense, net	60.4	66.6	119.4	130.9
Income (loss) before income taxes	(260.6)	(59.7)	(289.4)	(144.8)
Provision (benefit) for income taxes	8.0	12.3	19.4	31.1
Net income (loss)	$(268.6)	$(72.0)	$(308.8)	$(175.9)

Per share:
Basic	$(0.42)	$(0.11)	$(0.48)	$(0.26)
Diluted	$(0.42)	$(0.11)	$(0.48)	$(0.26)

Weighted average shares used to compute earnings per share:
Basic	639.4	681.3	640.0	685.5
Diluted	639.4	681.3	640.0	685.5

Condensed Consolidated Statements of Cash Flows – Unaudited

	Six Months Ended June 30,
(In millions)	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$(308.8)	$(175.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	369.7	376.3
Share-based compensation	29.4	29.3
Goodwill and intangible asset impairments	221.7	–
Deferred income taxes	(11.3)	(5.4)
Amortization and write-off of debt issuance costs	6.6	7.7
Other operating activities	(14.0)	48.0
Changes in operating assets and liabilities:
Accounts receivable	(11.3)	2.2
Prepaid expenses	(13.3)	(1.5)
Other assets	(5.0)	3.1
Accounts payable	3.2	(3.3)
Accrued expenses and other current liabilities	(54.3)	(36.1)
Deferred revenues	24.4	42.6
Operating leases, net	(1.9)	(3.2)
Other liabilities	(1.7)	3.7
Net cash provided by operating activities	233.4	287.5
Cash Flows From Investing Activities
Capital expenditures	(110.5)	(126.9)
Net cash used for investing activities	(110.5)	(126.9)
Cash Flows From Financing Activities
Principal payments on debt	(211.1)	(500.0)
Proceeds from issuance of debt	–	500.0
Payment of debt issuance and extinguishment costs	–	(8.5)
Repurchases of ordinary shares	(18.1)	(99.5)
Payments related to tax withholding for share-based compensation	(6.6)	(8.1)
Other financing activities	4.6	5.6
Net cash used for financing activities	(231.2)	(110.5)
Effects of exchange rates	(3.2)	17.3
Net change in cash and cash equivalents, including restricted cash	(111.5)	67.4
Cash and cash equivalents, including restricted cash, beginning of period	329.2	295.2
Cash and cash equivalents, including restricted cash, end of period	$217.7	$362.6

Supplemental Revenues Information
Annualized contract value (“ACV”), at any point in time, represents the annualized value of all active customer subscription-based license agreements for the next 12 months, assuming those coming up for renewal during the measurement period are renewed at their current price level. Our organic ACV grew 1.5% compared to June 30,
2025, primarily driven by improved product pricing. Our total ACV for June 30, 2026, compared to June 30,
2025, increased 3.1%, primarily due to improved product pricing and FX movements.
The following tables present our revenues by type and segment, as well as the components driving the changes between periods.
Revenues by transaction type

(In millions, except percentages); (unaudited)	Three Months Ended June 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Subscription	$403.3	$405.7	$(2.4)	(0.6)%	—%	(1.0)%	(0.3)%	0.7%
Re-occurring	109.3	108.9	0.4	0.4%	—%	—%	0.4%	—%
Recurring revenues	512.6	514.6	(2.0)	(0.4)%	—%	(0.7)%	(0.2)%	0.5%
Transactional	74.7	106.8	(32.1)	(30.1)%	—%	(14.1)%	(0.3)%	(15.7)%
Revenues	$587.3	$621.4	$(34.1)	(5.5)%	—%	(3.8)%	(0.2)%	(1.5)%

(In millions, except percentages); (unaudited)	Six Months Ended June 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Subscription	$800.8	$794.3	$6.5	0.8%	—%	(1.2)%	0.8%	1.2%
Re-occurring	217.9	214.8	3.1	1.4%	—%	(0.1)%	2.3%	(0.8)%
Recurring revenues	1,018.7	1,009.1	9.6	1.0%	—%	(0.8)%	1.1%	0.7%
Transactional	154.1	206.0	(51.9)	(25.2)%	—%	(16.3)%	0.5%	(9.4)%
Revenues	$1,172.8	$1,215.1	$(42.3)	(3.5)%	—%	(4.1)%	1.0%	(0.4)%
Revenues by segment

(In millions, except percentages); (unaudited)	Three Months Ended June 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Academia & Government	$300.3	$318.5	$(18.2)	(5.7)%	—%	(5.9)%	(0.1)%	0.3%
Intellectual Property	198.3	202.5	(4.2)	(2.1)%	—%	—%	0.2%	(2.3)%
Life Sciences & Healthcare	88.7	100.4	(11.7)	(11.7)%	—%	(5.4)%	(1.1)%	(5.2)%
Revenues	$587.3	$621.4	$(34.1)	(5.5)%	—%	(3.8)%	(0.2)%	(1.5)%

(In millions, except percentages); (unaudited)	Six Months Ended June 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Academia & Government	$595.3	$621.2	$(25.9)	(4.2)%	—%	(6.1)%	0.7%	1.2%
Intellectual Property	395.5	395.2	0.3	0.1%	—%	—%	1.9%	(1.8)%
Life Sciences & Healthcare	182.0	198.7	(16.7)	(8.4)%	—%	(6.0)%	(0.1)%	(2.3)%
Revenues	$1,172.8	$1,215.1	$(42.3)	(3.5)%	—%	(4.1)%	1.0%	(0.4)%

Reconciliations to Certain Non-GAAP Measures
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA represents Net income (loss) before the Provision (benefit) for income taxes, Depreciation and amortization, and Interest expense, net, adjusted to exclude share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in Net income (loss) for the period that we do not consider indicative of our ongoing operating performance. Net income (loss) margin is calculated by dividing Net income (loss) by Revenues. Adjusted
EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the three and six months ended June 30, 2026 and 2025 and reconciles these non-GAAP measures to our Net income (loss)
and Net income (loss) margin for the same periods:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except percentages); (unaudited)	2026	2025	2026	2025
Net income (loss)	$(268.6)	$(72.0)	$(308.8)	$(175.9)
Provision (benefit) for income taxes	8.0	12.3	19.4	31.1
Depreciation and amortization	185.7	190.9	369.7	376.3
Interest expense, net	60.4	66.6	119.4	130.9
Share-based compensation expense	15.1	18.5	29.7	29.6
Goodwill and intangible asset impairments	221.7	—	221.7	—
Restructuring costs	12.1	9.3	24.1	34.0
Transaction related costs	10.2	8.1	18.4	14.4
Other(1)	2.6	27.9	(5.2)	54.4
Adjusted EBITDA	$247.2	$261.6	$488.4	$494.8

Net income (loss) margin	(45.7)%	(11.6)%	(26.3)%	(14.5)%
Adjusted EBITDA margin	42.1%	42.1%	41.6%	40.7%
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.
Adjusted net income and Adjusted diluted EPS
Adjusted net income represents Net income (loss), adjusted to exclude amortization related to acquired intangible assets, share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance and the associated income tax impact of such adjustments.
Adjusted diluted EPS is calculated by dividing Adjusted net income by Adjusted diluted weighted average shares.
The Adjusted diluted weighted average shares calculation assumes that all instruments in the calculation are dilutive.

The following tables present our calculation of Adjusted net income and Adjusted diluted EPS for the three and six months ended June 30, 2026 and 2025 and reconciles these non-GAAP measures to our Net income (loss) and diluted EPS for the same periods:

	Three Months Ended June 30,
	2026		2025
(In millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net income (loss) and Diluted EPS	$(268.6)	$(0.42)	$(72.0)	$(0.11)
Amortization related to acquired intangible assets	135.3	0.21	137.0	0.20
Share-based compensation expense	15.1	0.02	18.5	0.03
Goodwill and intangible asset impairments	221.7	0.35	—	—
Restructuring costs	12.1	0.02	9.3	0.01
Transaction related costs	10.2	0.02	8.1	0.01
Other(1)	4.3	—	28.0	0.05
Income tax impact of related adjustments	(7.0)	(0.01)	(5.6)	(0.01)
Adjusted net income and Adjusted diluted EPS	$123.1	$0.19	$123.3	$0.18
Adjusted weighted average ordinary shares, diluted	642.7		684.6
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.

	Six Months Ended June 30,
	2026		2025
(In millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net income (loss) and Diluted EPS	$(308.8)	$(0.48)	$(175.9)	$(0.26)
Amortization related to acquired intangible assets	270.7	0.42	273.3	0.40
Share-based compensation expense	29.7	0.05	29.6	0.04
Goodwill and intangible asset impairments	221.7	0.35	—	—
Restructuring costs	24.1	0.04	34.0	0.05
Transaction related costs	18.4	0.03	14.4	0.02
Other(1)	(1.9)	(0.01)	54.5	0.09
Income tax impact of related adjustments	(11.5)	(0.02)	(10.8)	(0.02)
Adjusted net income and Adjusted diluted EPS	$242.4	$0.38	$219.1	$0.32
Adjusted weighted average ordinary shares, diluted	645.0		689.9
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.
Free cash flow
Free cash flow represents Net cash provided by operating activities less Capital expenditures. The following table presents our calculation of Free cash flow for the three and six months ended June 30, 2026 and 2025 and reconciles this non-GAAP measure to Net cash provided by operating activities for the same periods:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions); (unaudited)	2026	2025	2026	2025
Net cash provided by operating activities	$98.7	$116.3	$233.4	$287.5
Capital expenditures	(54.7)	(66.0)	(110.5)	(126.9)
Free cash flow	$44.0	$50.3	$122.9	$160.6

Reconciliations to Certain Non-GAAP Measures - 2026 Outlook
Adjusted EBITDA and Adjusted EBITDA margin
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the 2026 outlook and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net income (loss)	$(418)	$(353)
Provision (benefit) for income taxes	45	45
Depreciation and amortization	760	760
Interest expense, net	242	237
Share-based compensation expense	70	70
Goodwill and intangible asset impairments	222	222
Restructuring costs(1)	35	35
Transaction related costs	35	35
Other	(11)	(11)
Adjusted EBITDA	$980	$1,040

Net income (loss) margin	(18.2)%	(14.6)%
Adjusted EBITDA margin	42.0%	43.5%
(1)Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.
Adjusted diluted EPS
The following table presents our calculation of Adjusted diluted EPS for the 2026 outlook and reconciles this non-
GAAP measure to our Net income (loss) per share for the same period:

	Year Ending December 31, 2026 (Forecasted)
(Unaudited)	Low	High
Net income (loss) per share	$(0.64)	$(0.54)
Amortization related to acquired intangible assets	0.83	0.83
Share-based compensation expense	0.11	0.11
Goodwill and intangible asset impairments	0.34	0.34
Restructuring costs(1)	0.05	0.05
Transaction related costs	0.05	0.05
Other	(0.01)	(0.01)
Income tax impact of related adjustments	(0.03)	(0.03)
Adjusted diluted EPS	$0.70	$0.80
Adjusted weighted average ordinary shares, diluted	~650 million
(1)Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.

Free cash flow
The following table presents our calculation of Free cash flow for the 2026 outlook and reconciles this non-GAAP measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net cash provided by operating activities	$610	$680
Capital expenditures	(245)	(245)
Free cash flow	$365	$435
Revenues, including discontinued operations
Revenues, including discontinued operations represents total company revenues including those attributable to discontinued operations, which will begin to be reported in the third quarter for the LS&H segment.
The following table presents our calculation of Revenues, including discontinued operations and reconciles this non-GAAP measure to our Revenues, excluding discontinued operations for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Revenues, including discontinued operations	$2,300	$2,420
Revenues attributable to discontinued operations	(360)	(380)
Revenues	$1,940	$2,040
Media Contact:
Amy Bourke-Waite, Senior Director, Communications & Brand
newsroom@clarivate.com
Investor Relations Contact:
Mark Donohue, Vice President, Investor Relations
investor.relations@clarivate.com